Exhibit 21.1

SUBSIDIARIES OF

SUNSTONE HOTEL INVESTORS, INC.

Buy Efficient LLC	Sunstone Holdco I, LLC	Sunstone SH Hotels LLC
EP Holdings, LLC	Sunstone Holdco 2, LLC	Sunstone Shop Lessee, Inc.
Pico Ventures, LLC	Sunstone Holdco 3, LLC	Sunstone Shop, LLC
Rochester BevFlow, Inc.	Sunstone Holdco 4, LLC	Sunstone Sidewinder Lessee, Inc.
Rochester DC, LLC	Sunstone Holdco 5, LLC	Sunstone Sidewinder, LLC
Rochester RIBM Lessee, Inc.	Sunstone Holdco 6, LLC	Sunstone Top Gun Lessee, Inc.
RTS Lessee, Inc.	Sunstone Holt Lessee, Inc.	Sunstone Top Gun, LLC
SHP DT BevFlow, Inc.	Sunstone Holt, LLC	Sunstone Valley River Lessee, Inc.
SHP Lessee Corp	Sunstone Hotel Acquisition, LLC	Sunstone Valley River, LLC
SHP Lessee II Corp	Sunstone Hotel Investors, Inc.	Sunstone Wharf Lessee, Inc.
SHP Lessee III Corp	Sunstone Hotel Partnership, LLC	Sunstone Wharf, LLC
SHP Ogden LLC	Sunstone Hotel TRS Lessee, Inc.	Sunstone Wharf SPE, LLC
Sun CHP I, Inc.	Sunstone Hotels LLC	Sunstone Windy Hills Lessee, Inc.
Sun CC SPM, Inc.	Sunstone Hotels Rochester LLC	Sunstone Windy Hills, LLC
SUN CS Mezz 1, LLC	Sunstone Jamboree Lessee, Inc	Sunstone/WB Manhattan Beach Lessee, Inc
SUN CS Mezz 2, LLC	Sunstone Jamboree, LLC	SWW No. 1, LLC
SUN CS Mezz Lessee 1, Inc.	Sunstone K9 Lessee, Inc.	TTS Facilities, LLC
SUN CS Mezz Lessee 2, Inc.	Sunstone K9, LLC	WB Grand Rapids Hotels, Inc
Sun Manhattan, LLC	Sunstone Kahler Lessee, Inc.	WB Grand Rapids SPM, Inc
Sun Napa Merlot Lessee, Inc.	Sunstone Kahler, LLC	WB Grand Rapids, Inc
Sun SHP II, LLC	Sunstone LA Airport Lessee Inc	WB Grand Rapids, LLC
Sunstone 42nd Street Lessee, Inc.	Sunstone LaSalle Lessee, Inc.	WB Sunstone Boise, Inc.
Sunstone 42nd Street, LLC	Sunstone LaSalle, LLC	WB Sunstone Boise, LLC
Sun BB, LLC	Sunstone Leesburg Lessee, Inc.	WB Sunstone Hollywood, LLC
Sunstone Big Beaver Lessee, Inc.	Sunstone Leesburg, LLC	WB Sunstone Lake Oswego, Inc.
Sunstone Big Beaver, LLC	Sunstone Longhorn GP, LLC	WB Sunstone Lake Oswego, LLC
Sunstone Broadhollow Lessee Inc.	Sunstone Longhorn Holdco, LLC	WB Sunstone Portland, Inc
Sunstone Broadhollow, LLC	Sunstone Longhorn Lessee GP, LLC	WB Sunstone Portland, LLC
Sunstone Broadway Holdco, LLC	Sunstone Longhorn Lessee, LP	WB Sunstone Riverside, Inc.
Sunstone Broadway Lender, LLC	Sunstone Longhorn, LP	WB Sunstone Riverside, LLC
Sunstone Broadway, LLC	Sunstone MacArthur Lessee, Inc	WHP BevFlow, LLC
Sunstone Broadway Lessee, Inc.	Sunstone MacArthur, LLC	WHP Hotel Lessee 1, Inc
Sunstone Center Court Lessee, Inc.	Sunstone Napa LLC	WHP Hotel Lessee 3, Inc
Sunstone Center Court, LLC	Sunstone North State Lessee, Inc.	WHP Hotel Owner 1, LP
Sunstone Century Star Lessee, Inc.	Sunstone North State, LLC	WHP Hotel Owner 2A, LLC
Sunstone Century Star, LLC	Sunstone Ocean Lessee, Inc.	WHP Hotel Owner 3, LP
Sunstone Cowboy GP, LLC	Sunstone Ocean, LLC	WHP Hotel Owner 3A, LLC
Sunstone Cowboy Lessee GP, LLC	Sunstone OP Properties, LLC	WHP Manager 1, LLC
Sunstone Cowboy Lessee, LP	Sunstone Outparcel LLC	WHP Manager 3, LLC
Sunstone Cowboy, LP	Sunstone Philly GP, LLC	WHP Mezz Borrower 1, LLC
Sunstone Downtown Lessee, Inc.	Sunstone Philly Lessee, Inc.	WHP Mezz Borrower 2, LLC
Sunstone Downtown, LLC	Sunstone Philly, LP	WHP PPE Owner 1, LLC
Sunstone Durante Lessee, Inc.	Sunstone Pledgeco, LLC	WHP Springing Member 3, Inc
Sunstone Durante, LLC	Sunstone Quincy Lessee, Inc.	WHP Texas Beverage1, Inc
Sunstone East Pratt GP, LLC	Sunstone Quincy, LLC	WHP Texas Beverage2, Inc
Sunstone East Pratt Lessee, Inc.	Sunstone Red Oak Lessee, Inc.	WSRH LAX Airport, LLC
Sunstone East Pratt, LP	Sunstone Red Oak, LLC	WSRH LAX Mezz Airport, LLC
Sunstone El Camino Lessee, Inc	Sunstone RIP, LLC
Sunstone El Camino, LLC	Sunstone Rochester Outparcel LLC
Sunstone Hartsfield Lessee, Inc.	Sunstone Sea Harbor Holdco, LLC
Sunstone Hartsfield, LLC	Sunstone Sea Harbor Lessee, Inc
Sunstone Hazelwood, LLC	Sunstone Sea Harbor, LLC